U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2010

Venture Lending & Leasing V, Inc.

(Exact name of registrant as specified in its charter)

MARYLAND	814-00731	14-1974295
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2010 North First Street, Suite 310, San Jose, CA 95131

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (408) 436-8577

 (Former name or former address, if changed since last report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported by Venture Lending & Leasing V, Inc. (the “Fund”), effective as of the close of business on December 31, 2009, Ronald W. Swenson resigned from the position of Chief Executive Officer of the Fund, and the Fund elected Maurice C. Werdegar to the position of Chief Executive Officer to fill the vacancy created by Mr. Swenson’s resignation.  Mr. Swenson continues to serve as a director and Chairman of the Board of the Fund.

In connection with such change in officers, on January 25, 2010, the Board of Directors of the Fund approved an amendment to Article V of the Fund’s Amended & Restated Bylaws (the “Amendment”), also effective as of the close of business on December 31, 2009.  The Amendment deletes the statements in the Bylaws that the Chairman of the Fund is also the Chief Executive Officer of the Fund, and that the Chief Executive Officer of the Fund presides at meetings of the Fund’s shareholders and Board of Directors.  The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 99.1 to this Current Report on Form 8-K (marked to show deleted text), and which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit Number

Description

 ------------------

---------------

99.1

Amendment No. 1 to Amended and Restated Bylaws of the Fund (marked to show deleted text)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

VENTURE LENDING & LEASING V, INC.

(Registrant)

By:

/s/ Maurice C. Werdegar

By:

/s/ Martin D. Eng

Maurice C. Werdegar

Martin D. Eng

Chief Executive Officer & President

Chief Financial Officer

Date:

January 27, 2010

Date:

January 27, 2010